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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17565 and 333-33475) of The Registry, Inc. of our report dated July 22, 1997, except as to Note 18 which is as of August 27, 1997, appearing on page 26 of this Annual Report on Form 10-K.

                                          Price Waterhouse LLP

Boston, Massachusetts
September 26, 1997